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                                  EXHIBIT 12(A)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  SALTON, INC.

                                                   13 WEEKS
                                                     ENDED
                                                   9/27/2003                                  YEAR ENDED
(IN THOUSANDS, EXCEPT RATIOS)                     (UNAUDITED)    2003         2002         2001        2000          1999
                                                  -----------    ----         ----         ----        ----          ----
Fixed Charges
 Interest and amortization of debt issuance
  costs on all indebtedness                        $   9,695   $  41,008    $ 43,357    $  39,043    $  31,102     $ 15,864
 Add interest element implicit in rentals              1,129       3,807       3,040        3,724        1,923        1,158
                                                   ---------   ---------    --------    ---------    ---------     --------
   Total fixed charges                             $  10,824   $  44,815    $ 46,397    $  42,767    $  33,025     $ 17,022
Income
 Income before income taxes                        $   2,713   $  10,916    $ 44,541    $  73,846    $ 146,903     $ 53,863
 Add fixed charges                                    10,824      44,815      46,397       42,767       33,025       17,022
                                                   ---------   ---------    --------    ---------    ---------     --------
 Income before fixed charges and income taxes      $  13,537   $  55,731    $ 90,938    $ 116,613    $ 179,928     $ 70,885
                                                   =========   =========    ========    =========    =========     ========
Ratio of earnings to fixed charges                      1.25        1.24        1.96         2.73         5.45         4.16
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